UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 5, 2005

(Date of earliest event reported)

Opta Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Bayshore Highway, Suite 740, Burlingame, CA		94010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 579-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, on July 26, 2005 Opta Systems, LLC, doing business as GoVideo (“GoVideo”), a wholly-owned subsidiary of Opta Corporation (“Opta”), pursuant to a purchase and sale agreement (the “Purchase Agreement”) among GoVideo, TCL Multimedia Technology Holdings Limited, a Cayman Islands company with shares listed on the Stock Exchange of Hong Kong Limited (“TCLMM”), Opta and the other parties thereto, issued a promissory note (the “Note”) in favor of TCLMM, for a principal amount of $1,000,000, representing the difference between the value of certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and certain debt obligations owed by GoVideo which were assumed by TCLMM.  The Purchase Agreement included adjustments to the principal amount of the Note in the event TCLMM elected to seek a second third-party appraisal of the GoVideo IP.  Effective December 5, 2005, the principal amount of the Note was adjusted to $1,700,000 based on the results of the second appraisal. The entire principal amount of the Note, including accrued interest thereon, was paid on February 14, 2006.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date: February 21, 2006	By:	/s/ Vincent Yan
Vincent Yan
President and CEO